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                                                                   Exhibit 10.05



                                 CITIGROUP INC.

                     AMENDED AND RESTATED COMPENSATION PLAN

                     FOR NON-EMPLOYEE DIRECTORS (THE "PLAN")

                            (AS OF DECEMBER 31, 2001)

         Section 1. ELIGIBILITY. Each member of the Board of Directors of Citigroup Inc. (the "Company") or one of its subsidiaries, if so designated by the Board of Directors, who is not an employee of the Company or any of its subsidiaries (an "Eligible Director") is eligible to participate in the Plan.

         Section 2. ADMINISTRATION. The Plan shall be administered, construed and interpreted by the Board of Directors of the Company. Pursuant to such authorization, the Board of Directors shall have the responsibility for carrying out the terms of the Plan, including but not limited to the determination of the amount and form of payment of the annual retainer and any additional fees to be paid to all Eligible Directors (the "Annual Fixed Director Compensation"). To the extent permitted under the securities laws applicable to compensation plans including, without limitation, the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or under the Internal Revenue Code of 1986, as amended (the "Code"), the Personnel, Compensation and Directors Committee of the Board of Directors, or a subcommittee of the Personnel, Compensation and Directors Committee, may exercise the discretion granted to the Board under the Plan, provided that the composition of such Committee or subcommittee shall satisfy the requirements of Rule 16b-3 under the Exchange Act, or any successor rule or regulation. The Board of Directors may also designate a plan administrator to manage the record keeping and other routine administrative duties under the Plan.

         Section 3. STOCK OPTIONS. In addition to Annual Fixed Director Compensation, the Board of Directors may make an annual grant to Eligible Directors of options ("Annual Stock Option Grant") to purchase common stock of the Company par value $.01 per share ("Common Stock"). The Annual Stock Option Grant shall be made under, and pursuant to the terms and conditions of, the Citigroup 1999 Stock Incentive Plan or any successor plan.

         Section 4. ANNUAL FIXED DIRECTOR COMPENSATION. Payment of Annual Fixed Director Compensation shall be made quarterly, on the first business day following the end of the quarter for which the compensation is payable, to each Eligible Director who served as a director during at least one-half of such quarter and who was a director on the last day of such quarter.

         Each Eligible Director may elect to receive up to fifty percent (50%) of each quarterly payment of Annual Fixed Director Compensation in cash. The balance of each quarterly payment shall be paid in shares of common stock, par value $.01 of the Company ("Common Stock") or in the form of stock options, as each Eligible Director elects. Payment in stock options shall be under the same plan and pursuant to the same terms and conditions as the Annual Stock Option Grant. If


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an Eligible Director does not elect to receive a percentage of his or her Annual
Fixed Director Compensation in cash or stock options, such compensation shall be paid entirely in Common Stock.

         The number of shares of the Company's Common Stock to be transferred to the Eligible Director in respect of each quarterly installment of Annual Fixed Director Compensation shall be determined in the manner set forth in paragraph 6(a), and such shares shall not be transferred or sold by such Eligible Director for a period of six months following the date of grant.

         Section 5.  ELECTION TO DEFER.

                  (a) TIME OF ELECTION. As soon as practicable prior to the beginning of a calendar year, an Eligible Director may elect to defer the Common Stock component of Annual Fixed Director Compensation pursuant to the Plan by directing that such Common Stock which otherwise would have been payable in accordance with paragraph 4 above during such calendar year and succeeding calendar years shall be credited to a deferred compensation account (the "Director's Account"). Under a valid election, such deferred compensation shall be payable in accordance with paragraph 6(a) below. Any person who shall become an Eligible Director during any calendar year, and who was not an Eligible Director of the Company prior to the beginning of such calendar year, may elect, within thirty (30) days after his or her term begins, to defer payment of the Common Stock component of his or her Annual Fixed Director Compensation earned during the remainder of such calendar year and for succeeding calendar years. The cash component of Annual Fixed Director Compensation may not be deferred.

                  (b) FORM AND DURATION OF ELECTION. An election to defer the Common Stock component of Annual Fixed Director Compensation shall be made by written notice executed by the Eligible Director and filed with the Secretary of the Company. Such election shall continue until the Eligible Director terminates such election by subsequent written notice filed with the Secretary of the Company. Any such election to terminate deferral shall become effective for the calendar quarter following receipt of the election form by the Company and shall only be effective with respect to the Common Stock component of Annual Fixed Director Compensation payable for services rendered as an Eligible Director thereafter. Amounts credited to the Director's Account prior to the effective date of termination shall not be affected by such termination and shall be distributed only in accordance with the terms of the Plan.

                  (c) CHANGE OF ELECTION. An Eligible Director who has terminated his or her election to defer the Common Stock component of Annual Fixed Director Compensation hereunder may thereafter make another election in accordance with paragraph 5(a) to defer such compensation for the calendar year subsequent to the filing of such election and succeeding calendar years.

         Section 6. THE DIRECTOR'S ACCOUNT. Shares of Common Stock that an Eligible Director has elected to defer under the Plan shall be credited to the Director's Account as follows:



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                  (a) As of each date that a quarterly installment of the Annual
Fixed Director Compensation would otherwise be payable, there shall be credited to the Director's Account the number of full shares of the Company's Common
Stock obtained by multiplying the percentage such Eligible Director has elected to receive in shares of Common Stock by the total amount of Annual Fixed
Director Compensation allocable to such calendar quarter, and then by dividing the result by the average of the closing price of the Company's Common Stock on the New York Stock Exchange Inc. on the last ten (10) trading days of the calendar quarter for which such Common Stock would otherwise be payable. If the applicable percentage of Annual Fixed Director Compensation for the calendar quarter is not evenly divisible by such average closing price of the Company's Common Stock, the balance shall be credited to the Director's Account in cash.

                  (b) At the end of each calendar quarter, there shall be credited to the Director's Account an amount equal to the cash dividends that would have been paid on the number of shares of Common Stock credited to the Director's Account as of the dividend record date, if any, occurring during such calendar quarter as if such shares had been shares of issued and outstanding Common Stock on such record date, and such amount shall be treated as reinvested in additional shares of Common Stock on the dividend payment date.

                  (c) Cash amounts credited to the Director's Account pursuant to subparagraphs (a) and (b) above shall accrue interest commencing from the date the cash amounts are credited to the Director's Account at a rate per annum to be determined from time to time by the Company. Amounts credited to the Director's Account shall continue to accrue interest until distributed in accordance with the Plan. An Eligible Director may be given the opportunity to make a written election to treat the existing cash balance and interest accrued thereon as invested in additional shares of Common Stock. The timing of the effectiveness of such election shall be subject to the Company's discretion.

                  (d) An Eligible Director shall not have any interest in the cash or Common Stock in his or her Director's Account until such cash or Common Stock is distributed in accordance with the Plan.

         Section 7.  DISTRIBUTION FROM ACCOUNTS.

                  (a) FORM OF ELECTION. At the time an Eligible Director makes an election to defer receipt of Annual Fixed Director Compensation pursuant to paragraphs 5(a) or 5(c), such Director shall also file with the Secretary of the Company a written election with respect to the distribution of the aggregate amount of cash and shares credited to the Director's Account pursuant to such election. An Eligible Director may elect to receive such amount in one lump-sum payment or in a number of approximately equal annual installments (provided the payout period does not exceed 15 years). The lump-sum payment or the first installment shall be paid as of (i) the first business day of any calendar year subsequent to the date the Annual Fixed Director Compensation would otherwise be payable, as specified by the Director, (ii) the first business day of the calendar quarter immediately following the cessation of the Eligible Director's service as a director of the Company or (iii) the earlier of (i) or (ii), as the Eligible Director may elect. Subsequent installments shall be


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paid as of the first business day of each succeeding annual installment period until the entire amount credited to the Director's Account shall have been paid. A cash payment will be made with the final installment for any fraction of a share of Common Stock credited to the Director's Account.

                  (b) ADJUSTMENT OF METHOD OF DISTRIBUTION. An Eligible Director participating in the Plan may, prior to the beginning of any calendar year, file another written election with the Secretary of the Company electing to change the date and/or method of distribution of the aggregate amount of cash and shares of Common Stock to be credited to the Director's Account for services rendered as a director commencing with such calendar year. Amounts credited to the Director's Account prior to the effective date of such change (the "Prior Amounts") shall not be affected by such change and shall be distributed in accordance with the election then in effect with respect to the Prior Amounts, except as specified in this paragraph. An Eligible Director may elect to defer the date on which Prior Amounts are to be paid and/or extend the payout period if a written election to effect such change is filed with the Secretary of the Company at least one (1) year before such change is to take effect. An Eligible Director may also elect to accelerate the date on which the Prior Amounts are to be paid and/or shorten the payout period if a written election to effect such change is filed with the Secretary of the Company at least one (1) year before such change is to take effect. Notwithstanding the foregoing, in the event an Eligible Director suffers a severe financial hardship outside the control of such Director, as determined by the Company, the Eligible Director may elect to advance or defer the date of distribution of his or her Director's Account or change the method of distribution thereof.

                  (c) CHANGE OF CONTROL. Notwithstanding anything to the contrary contained herein, upon a "Change of Control" (as defined below), the full number of shares of Common Stock and cash in each Director's Account shall be immediately funded and be distributable on the later of the date six months and one day following the "Change of Control" or the distribution date(s) previously elected by an Eligible Director. For purposes of this Plan, a "Change of Control" shall mean the occurrence of any of the following, unless such occurrence shall have been approved or ratified by at least a two-thirds (2/3) vote of the Continuing Directors (defined below): (i) any person within the meaning of Sections 13(d) and 14(d) of the Exchange Act, shall have become the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of shares of stock of the Company having twenty-five percent (25%) or more of the total number of votes that may be cast for election of the directors of the Company; or (ii) there shall have been a change in the composition of the Board of Directors such that at any time a majority of the Board of Directors shall have been members of the Board for less than twenty-four (24) months, unless the election of each new director who was not a director at the beginning of the period was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such period, or who were approved as directors pursuant to the provisions of this paragraph (the "Continuing Directors").

         Section 8. DISTRIBUTION ON DEATH. If an Eligible Director should die before all amounts credited to the Director's Account shall have been paid in accordance with the election referred to in paragraph 7, the balance in such Director's Account as of the date of such Director's death shall be


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paid following such Director's death, in accordance with the method of payment elected by the Eligible Director, to the beneficiary designated in writing by such Director. Such balance shall be paid to the estate of the Eligible Director if (a) no such designation has been made or (b) the designated beneficiary shall have predeceased the Director and no further beneficiary designation has been made.

         Section 9.  MISCELLANEOUS.

                  (a) The right of an Eligible Director to receive any amount in the Director's Account shall not be transferable or assignable by such Director, except by will or by the laws of descent and distribution, and no part of such amount shall be subject to attachment or other legal process.

                  (b) Except as otherwise set forth herein, the Company shall not be required to reserve or otherwise set aside funds or shares of Common Stock for the payment of its obligations hereunder. The Company shall make available as and when required a sufficient number of shares of Common Stock to meet the requirements arising under the Plan.

                  (c) The establishment and maintenance of, or allocation and credits to, the Director's Account shall not vest in the Eligible Director or his beneficiary any right, title or interest in and to any specific assets of the Company. An Eligible Director shall not have any dividend or voting rights or any other rights of a stockholder (except as expressly set forth in paragraph 6(b) with respect to dividends and as provided in subparagraph 9(f) below) until the shares of Common Stock credited to a Director's Account are distributed. The rights of an Eligible Director to receive payments under this Plan shall be no greater than the right of an unsecured general creditor of the Company.

                  (d) The Plan shall continue in effect until terminated by the Board of Directors. The Board of Directors may at any time amend or terminate the Plan; provided, however, that (i) no amendment or termination shall impair the rights of an Eligible Director with respect to amounts then credited to the Director's Account; (ii) the provisions of the Plan relating to eligibility, the amount and price of securities to be awarded, the timing of and the amount of Annual Fixed Director Compensation awards and Annual Stock Option Grant shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; and
(iii) no amendment shall become effective without approval of the stockholders of the Company if such stockholder approval is required to enable the Plan to satisfy applicable state or Federal statutory or regulatory requirements.

                  (e) Each Eligible Director participating in the Plan will receive an annual statement indicating the amount of cash and number of shares of Common Stock credited to the Director's Account, as well as the number of outstanding stock options, as of the end of the preceding calendar year.



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                  (f) If adjustments are made to outstanding shares of Common
Stock as a result of stock dividends, stock splits, recapitalizations, mergers, consolidations and similar transactions, an appropriate adjustment shall be made in the number of shares of Common Stock credited to the Director's Account.

                  (g) Shares of Common Stock that may be granted under the Plan shall be subject to adjustment upon the occurrence of adjustments to the outstanding Common Stock described in paragraph 9(f) hereof.

                  (h) The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.

                  (i) All claims and disputes between an Eligible Director and the Company arising out of the Plan shall be submitted to arbitration in accordance with the then current arbitration policy of the Company. Notice of demand for arbitration shall be given in writing to the other party and shall be made within a reasonable time after the claim or dispute has arisen. The award rendered by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. The provisions of this Section 9(i) shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

                  (j) If any term or provision of this Plan or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of the Plan, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof shall be valid and be enforced to the fullest extent permitted by applicable law.

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